U.S. SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                      FORM 8-K

                                    CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                             DATE OF REPORT: MARCH 10, 2008
                           (Date of earliest event reported)

                                   CALBATECH, INC.
            (Exact name of registrant as specified in its charter)

     Nevada                          000-33039                   86-0932112
(State or other jurisdiction  (Commission file No.)          (IRS Employer
of incorporation or                                         Identification No.)
organization)

                 23341 Del Lago Dr., Laguna Hills, CA 92653
                  (Address of principle executive offices)

                             (949) 450-9910
       (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the
        Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the
        Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b)
        under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c)
        under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.       Amendments to Articles of Incorporation

On February 25, 2008, at a special meeting of shareholders, the shareholders voted to amend the Company's Articles of Incorporation. Present at the meeting was James DeOlden, CEO and Secretary of CalbaTech, Inc., and Edward Deese, President of CalbaTech. No other shareholders were present at the special meeting of shareholders.

There were three amendments to the Articles of Incorporation that were to be voted on at the meeting, either in person or by proxy. After allowing for properly postmarked mail containing proxies, the Company has received and counted all votes that were cast. The Company reports the results below next to each proposed amendment.

1. The first amendment was to amend the Articles of Incorporation to change the name of the Company to LifeStem International, Inc. This amendment was passed by a percentage of 99.9% of the votes cast.

2. The second amendment was to amend the Articles of Incorporation to authorize the Board of Directors to enact a reverse-split of the common stock of the Company. This amendment was passed by a percentage of 71.6% of the votes cast.

3. The third amendment was to amend the Articles of Incorporation to authorize 300,000,000 shares of common stock of the Company. This amendment was passed by a percentage of 82.1% of the votes cast.

                                SIGNATURES

Pursuant of the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 10, 2008                  CalbaTech, Inc.

                                       /s/ James DeOlden
                                       James DeOlden, CEO and Secretary